UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 4, 2016

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

8480 E. Orchard Road, Suite 3600, Greenwood Village, CO  80111
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

                                                                                                         _____

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01 CHANGES IN REGISTRANT'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Effective January 4, 2016, the Company’s independent registered public accounting firm, Frazier & Deeter, LLC (“FD”), informed the Company that they resigned as the Company’s independent registered public accountants. In the period from FD’s appointment in 2013 until January 4, 2016 (the date of resignation), there were no disagreements with FD on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of FD, would have caused FD to make reference to the matter in its report on the Company’s financial statements; and there were no reportable events as defined in Item 304(a) (1) of Regulation S-K.  FD issued audit reports on our financial statements as of December 31, 2014 and 2013 and for the year ended December 31, 2014 and for the period from March 13, 2013 (date of inception) to December 31, 2013.

Effective January 7, 2016, the Company's Board of Directors, acting as an Audit Committee which has not been separately appointed, approved the appointment of MaloneBailey, LLP of Houston, Texas, to serve as the Company's independent registered public accounting firm.  Prior to its engagement as the Company's independent registered public accounting firm, the Company had not consulted MaloneBailey, LLP with respect to the application of accounting principles to specific transactions or the type of audit opinion that might be rendered on the Company's financial statements. The engagement of MaloneBailey, LLP was effective on January 7, 2016.

The Company has provided FD with a copy of this Form 8-K. Attached as Exhibit 16 is a copy of FD’s letter dated January 8, 2016, stating whether it agrees with such statements.

Exhibits
	Item	Title

	16.0	Pursuant to Item 304(a)(1) of Regulation S-K, the Registrant herewith files the letter of Frazier & Deeter, LLC dated January 8, 2016.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: January 8, 2016	/s/ Lance Baller____________________ Lance Baller, Interim CEO

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